UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2010
Henry Schein, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27078 (Commission File Number)	11-3136595 (I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York (Address of principal executive offices)	11747 (Zip Code)
Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 10, 2010, Henry Schein, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered: (1) the election of the thirteen directors of the Company for terms expiring in 2011; (2) a proposal to amend the Company’s 1996 Non-Employee Director Stock Incentive Plan; and (3) the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2010. The voting results at the Annual Meeting of Stockholders on May 10, 2010, with respect to each of the matters described above, were as follows:
1.	The thirteen directors were elected based upon the following votes:

			Broker
	For	Withheld	Non-Votes
Stanley M. Bergman	72,250,843	2,435,860	5,269,768
Gerald A. Benjamin	72,756,705	1,929,998	5,269,768
James P. Breslawski	72,765,807	1,920,896	5,269,768
Mark E. Mlotek	72,769,119	1,917,584	5,269,768
Steven Paladino	68,528,649	6,158,054	5,269,768
Barry J. Alperin	72,433,701	2,253,002	5,269,768
Paul Brons	74,226,345	460,358	5,269,768
Donald J. Kabat	72,734,875	1,951,828	5,269,768
Philip A. Laskawy	69,267,951	5,418,752	5,269,768
Karyn Mashima	74,220,029	466,674	5,269,768
Norman S. Matthews	73,464,909	1,221,794	5,269,768
Bradley T. Sheares, Ph.D.	74,160,275	526,428	5,269,768
Louis W. Sullivan, M.D.	74,159,174	527,529	5,269,768
2.	The proposal to amend the Company’s 1996 Non-Employee Director Stock Incentive Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
66,034,880	8,177,619	474,004	5,269,768
3.	The independent registered public accounting firm for the fiscal year ending December 25, 2010 was ratified based upon the following votes:

For	Against	Abstain
73,534,267	1,109,163	43,273

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)
Date: May 13, 2010	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel